EXHIBIT 10.1
MODIFICATION TO BUSINESS LOAN AGREEMENT

This First Modification to Business Loan Agreement (this “Modification”) is entered into by and between TAB PRODUCTS CO. (“Borrower”) and COMERICA BANK-CALIFORNIA (“Bank”) as of this 21st day of August, 2001, at San Jose, California.

RECITALS

             This Modification is entered into upon the basis of the following facts and understandings of the parties, which facts and understandings are acknowledged by the parties to be true and accurate:

             Bank and Borrower previously entered into a Business Loan Agreement dated November 21, 2000.  The Business Loan Agreement and each modification shall collectively be referred to herein as the “Agreement.”

             NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as set forth below.

AGREEMENT

             1.          Incorporation by Reference.  The Recitals and the documents referred to therein are incorporated herein by this reference.  Except as otherwise noted, the terms not defined herein shall have the meaning set forth in the Agreement.

             2.          Modification to the Agreement.  Subject to the satisfaction of the conditions precedent as set forth in Section 3 hereof, the Agreement is hereby modified as set forth below.

             Section 2(b) of the Addendum to Business Loan Agreement is hereby deleted in its entirety and replaced with the following:

“Tangible Effective Net Worth in an amount not less than $35,000,000.00

Section 2 is amended by the addition of the following at the end thereof as section (k):

“Borrowing under the Line of Credit shall not exceed total collected Cash Balances (which shall include Certificates of Deposit, Money Market Accounts and Checking Accounts) at Comerica at any time.

             3.          Legal Effect.  The effectiveness of this Modification is conditioned upon receipt by Bank of this Modification, and any other documents which Bank may require to carry out the terms hereof.  Except as specifically set forth in this Modification, all of the terms and conditions of the Agreement remain in full force and effect.

             4.          Integration.  This is an integrated Modification and supersedes all prior negotiations and agreements the subject matter hereof.  All amendments hereto must be in writing and signed by the parties.

             IN WITNESS WHEREOF, the parties have agreed as of the date first set forth above.

TAB PRODUCTS CO.		COMERICA BANK-CALIFORNIA

By:	/s/ Donald J. Hotz	By: /s/ Nick Tsaigkas

Title:	Chief Financial Officer	Nick Tsiagkas
Assistant Vice President

By:	/s/ Caroline A. Damask

Title:	Asst. Treasurer & Secretary